The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to completion, Pricing Supplement dated July 18, 2006

PROSPECTUS Dated January 25, 2006                                                          Pricing Supplement No. 81 to
PROSPECTUS SUPPLEMENT                                                             Registration Statement No. 333-131266
Dated January 25, 2006                                                                               Dated       , 2006
                                                                                                         Rule 424(b)(2)
                                                        $
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                   ------------------
                                        Commodity-Linked Capital-Protected Notes
                                                   due August 5, 2011
                      Based on the Performance of the Spot Prices of a Basket of Three Commodities
                                       Relative to their Five Year Forward Prices

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a capped supplemental redemption amount, if any, based on the weighted performance of the average spot prices at maturity of a basket (which we refer to as the basket) of three physical commodities relative to their five year forward prices as determined by the calculation agent on the day we price the notes for initial sale to public, which we refer to as the pricing date. The basket is composed of Copper Grade A (which we refer to as copper),
Primary Nickel (which we refer to as nickel) and Special High Grade Zinc (which we refer to as zinc). We refer to each commodity in the basket as a basket commodity and all commodities collectively as the basket commodities. The average spot price for each basket commodity will be determined over a 21 trading day period commencing on and including July 1,
2011, which we refer to as the averaging period, subject to certain exceptions as described herein. In no event will the payment at maturity be less than the principal amount of $1,000.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, based on the weighted performance of the average spot prices at maturity of the basket commodities relative to their five year forward prices, as determined by the calculation agent on the pricing date. The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor, subject to a cap of 100%, times
     (iii) a participation rate, which we expect to be 95% to 105% and which will be determined on the pricing date.

o    The basket performance factor will equal the sum of (i) the copper performance value, (ii) the nickel performance value and (iii) the zinc performance value. The basket performance factor is subject to a cap of 100% and accordingly, you will not participate in any increase in the sum of the performance values above that cap.

     o    The performance value for each basket commodity will equal (i) the percentage change, whether positive or negative, in the average spot price from the forward price for such basket commodity times (ii) the basket weighting, which is 33.333% for each basket commodity.

          >>   The forward price for each basket commodity will equal the per metric ton five year forward price for each basket commodity as determined by the calculation agent on the pricing date.

          >>   The average spot price for each basket commodity will equal the arithmetic average of the official per metric ton closing bid prices for each basket commodity as displayed on the relevant Reuters page on each trading day of the averaging period.

o    If the basket performance factor is less than or equal to zero, no supplemental redemption amount will be paid and you will receive only the principal amount of $1,000 at maturity.

o    Investing in the notes is not equivalent to investing in the basket commodities.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 617446ZQ5.

You should read the more detailed description of the notes in this pricing supplement.  In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities.  See "Risk Factors"
beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

                                                 -----------------------
                                                   PRICE 100% PER NOTE
                                                 -----------------------

                                                                   Price to             Agent's            Proceeds to
                                                                    Public           Commissions(1)          Company
                                                                --------------     ------------------    ---------------
Per note..................................................             %                   %                    %
Total.....................................................             $                   $                    $
(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes-Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The notes may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the notes to the public in Hong Kong as the notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the notes nor make the notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the notes for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is based on the weighted performance of the average spot prices at maturity of a basket (which we refer to as the basket) of three physical commodities relative to their five year forward prices as determined by the calculation agent on the day we price the notes for initial sale to the public, which we refer to as the pricing date. The basket is composed of Copper
Grade A (which we refer to as copper), Primary Nickel (which we refer to as nickel) and Special High Grade Zinc (which we refer to as zinc). We refer to each commodity as a basket commodity and all commodities collectively as the basket commodities. These notes combine features of a debt investment and a commodity investment by offering at maturity 100%
principal protection of the issue price with the opportunity to participate, subject to a cap, in the aggregate weighted percentage, if any, by which the average spot prices of the basket commodities at maturity exceed their five year forward prices, as determined on the pricing date. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the weighted performance of the average spot prices at maturity of the basket commodities relative to their five year forward prices, as determined on the pricing date.

Each note costs $1,000           We, Morgan Stanley, are offering you Commodity-Linked Capital-Protected Notes due
                                 August 5, 2011, Based on the Performance of the Spot Prices of a Basket of Three
                                 Commodities Relative to their Five Year Forward Prices, which we refer to as the notes.
                                 The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The basket                       We have designed the notes to allow investors to participate in the aggregate weighted percentage, if any, by which the average spot prices of the basket commodities at maturity exceed their five year forward prices, as determined by the calculation agent on the pricing date, subject to a cap of 100%, and that also provides 100% principal protection at maturity. The following table sets forth the basket commodities, the five year forward price for each basket commodity as determined by the calculation agent on the pricing date, the Reuters page for each basket commodity from which the average spot price for each basket commodity will be calculated and the basket weighting of each basket commodity.

                                                                                    Reuters
                                                                                   Page for       Percentage
                                                                    Five Year       Average        Weighting
                                           Basket Commodity       Forward Price   Spot Price    of Basket Value
                                      --------------------------  -------------  -------------  ---------------
                                      Copper-Grade A ("copper")                      MTLE           33.333%
                                      Primary Nickel ("nickel")                      MTLE           33.333%
                                      Special High-Grade Zinc
                                         ("zinc")                                    MTLE           33.333%

                                                          PS-3
========================================================================================================================

Payment at maturity              Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, for each note that you hold, you will receive the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the weighted performance of the average spot prices for the basket commodities at maturity relative to their five year forward prices on the pricing date. The supplemental redemption amount will equal (i)
                                 $1,000 times (ii) the basket performance factor, subject to a cap of 100%, times (iii)
                                 a participation rate, which we expect to be between 95% to 105% and which will be determined on the pricing date; provided that the supplemental redemption amount will not be less than zero.

                                 The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket commodity. The performance value for each basket commodity will equal the percentage change, whether positive or negative, in the average spot price for such basket commodity over its respective five year forward price times the basket weighting for such basket commodity. The five year forward price for each basket commodity will equal the per metric ton five year forward price for each basket commodity, as determined by the calculation agent on the pricing date. The average spot price for each basket commodity will equal the arithmetic average of the official per metric ton closing cash bid prices of such basket commodity, as displayed on the relevant Reuters page on each trading day in the 21 trading day period commencing on and including July 1, 2011, which we refer to as the averaging period.

                                                              100% Principal Protection

                                 At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                                        The Supplemental Redemption Amount is
                                  Based on the Weighted Performance of the Average Spot Prices of the Basket Commodities
                                                      Relative to their Five Year Forward Prices

                                 The supplemental redemption amount will be calculated as follows:

      supplemental redemption amount   =   $1,000   x   basket performance factor   x   participation rate

                            where:

                            basket performance factor   =   the  sum of  the  (i)  copper  performance  value,  (ii)
                                                            nickel  performance  value  and (iii)  zinc  performance
                                                            value, subject to a cap of 100%; and

                                   participation rate   =   95% to 105%. The  participation  rate will be determined
                                                            on the pricing date;

                                                          PS-4
========================================================================================================================

                           and where:

                                                                                                          Basket
                                                      Commodity Performance Value                        Weighting
                                         ----------------------------------------------------------     -----------

                                            average copper spot price - copper forward price
      copper performance value =            -------------------------------------------------        x      .33333
                                                         copper forward price

                                             average nickel spot price - nickel forward price
      nickel performance value =             -------------------------------------------------       x      .33333
                                                          nickel forward price

                                              average zinc spot price - zinc forward price
        zinc performance value =              --------------------------------------------           x      .33333
                                                          zinc forward price

                                   and where:

                                   forward price for each
                                   basket commodity          =   the per metric ton five year forward price for each
                                                                 basket commodity as determined by the calculation agent
                                                                 on the pricing date; and

                                   average spot price for
                                   each basket commodity     =   the arithmetic average of the official per metric ton
                                                                 closing cash bid prices for each basket commodity as
                                                                 displayed on the relevant Reuters page on each trading
                                                                 day in the 21 trading day period commencing on and
                                                                 including July 1, 2011, subject to certain exceptions,
                                                                 described below.

                                    Because the basket is weighted equally amongst the three basket commodities, negative or insufficient performance values by one or more of the basket commodities could wholly offset positive performance values by the other commodities.  If the basket performance factor, which is the sum of all the basket commodities' individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero.  In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. On PS-8, we have provided examples of hypothetical payouts on the notes.

                                    The basket performance factor, and accordingly, the supplemental redemption amount, will be greater than zero only if the average spot prices at maturity for some or all basket commodities are sufficiently above their respective five year forward prices. You should only invest in these notes if you believe that the average spot price of each basket commodity at maturity will be greater than the calculation agent's determination of such basket commodity's five year forward price as of the pricing date. See "Risk Factors - The five year forward price for the basket commodities represents an expectation of the spot price for the basket commodities at maturity."

                                                          PS-5
========================================================================================================================

                                    You can review a table of the historical spot prices of each of the basket commodities for each calendar quarter in the period from January 1, 2001 through
                                    July 13, 2006 and related graphs and a graph of the historical performance of the basket, based on spot prices only, for the period from January 1, 2001 through July
                                    13, 2006 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of Notes--Historical
                                    Information" and "--Historical Graph." You cannot predict the future performance of the spot prices for the basket commodities on the basis of their historical performance nor whether the average spot prices at maturity for any basket commodity will be greater than their respective five year forward prices, as determined on the pricing date. We cannot give you any assurance that, at maturity, the basket performance factor will be greater than zero so that you receive a supplemental redemption amount.

You may revoke your offer to        We are using this pricing supplement to solicit from you an offer to purchase the
purchase the notes prior to our     notes.  You may revoke your offer to purchase the notes at any time prior to the
acceptance                          time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the calculation    We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
agent                               to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the five year forward price for each basket commodity, the average spot price for each basket commodity, the basket commodities' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as        The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt             income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal        "Description of Notes -- United States Federal Income Taxation."  Under this
income tax purposes                 treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes.
                                    In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read the section of this pricing supplement called "Description of Notes -- United
                                    States Federal Income Taxation" and, specifically the sections called "United
                                    States Federal Taxation -- Tax Consequences to U.S. Holders -- Notes -- Notes Linked
                                    to Commodity Prices, Single Securities, Baskets of Securities or Indices" and
                                    "United States Federal Taxation -- Tax Consequences to U.S. Holders -- Backup
                                    Withholding and Information Reporting" in the accompanying prospectus supplement.

                                    If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes -- United States Federal Income Taxation -- Non-U.S.
                                    Holders."

                                    You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                    federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                          PS-6
========================================================================================================================

Where you can find more             The notes are senior notes issued as part of our Series F medium-term note
information on the notes            program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and accompanying prospectus dated January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--General Terms of Notes" and "--Notes Linked to Commodity Prices, Single
                                    Securities, Baskets of Securities or Indices" and in the section of the prospectus called "Description of Debt Securities - Description of Floating Rate Debt
                                    Securities".

                                    Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement.  You should also read about some of the risks involved in investing in notes in the section called "Risk Factors."  The tax treatment of investments in commodity-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of Notes--United States
                                    Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                     You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                    761-4000).

                                                          PS-7
========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the final trading day of the averaging period and is equal to (i)
$1,000 times (ii) the basket performance factor, subject to a cap of 100%, times (iii) the participation rate.

     Presented below are hypothetical examples showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example 1:

All the commodity performance values are positive

     Hypothetical Participation Rate:      100%

                                    Percentage
                                     Weight of                             Hypothetical
                                  Commodities in    Hypothetical Five      Average Spot         Commodity
            Commodity               the Basket      Year Forward Price        Price         Performance Values
  ----------------------------  -----------------  --------------------  ----------------  --------------------
  Copper-Grade A                       33.333%           4,279.00            4,706.90             3.333%
  Primary Nickel                       33.333%          15,670.00           17,237.00             3.333%
  Special High-Grade Zinc              33.333%           1,638.00            1,801.80             3.333%
                                                                                           --------------------
                                                                                                  10.0%

     The average spot price of each basket commodity in the above example is 10% higher than its forward price and, accordingly, the basket performance factor is 10%. The supplemental redemption amount is calculated as follows:

Supplemental redemption amount per note     =     $1,000     x    10%      x    100%      =     $100

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,100, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $100.

Example 2:

The basket performance factor is greater than 100%, and accordingly, the 100% cap applies

     Hypothetical Participation Rate:      100%

                                 Percentage Weight                          Hypothetical
                                 of Commodities in   Hypothetical Five      Average Spot         Commodity
           Commodity                 the Basket      Year Forward Price        Price         Performance Values
 ----------------------------  --------------------  --------------------  ---------------  --------------------
 Copper-Grade A                        33.333%            4,279.00            8,985.90            36.6663%
 Primary Nickel                        33.333%           15,670.00           32,907.00            36.6663%
 Special High-Grade Zinc               33.333%            1,638.00            3,439.80            36.6663%
                                                                                            --------------------
                                                                                                  110%

     The average spot price of each basket commodity in the above example is 110% higher than its forward price.
However, due to the cap of 100%, the basket performance factor is limited to 100%. The supplemental redemption amount is calculated as follows:

Supplemental redemption amount per note     =     $1,000     x    100%     x    100%      =     $1,000

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $2,000, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $1,000.

                                                          PS-8
========================================================================================================================

Example 3:

Some commodity performances are positive, while another is negative

     Hypothetical Participation Rate:    100%

                                Percentage Weight                           Hypothetical
                                of Commodities in    Hypothetical Five      Average Spot         Commodity
           Commodity                the Basket      Year Forward Price         Price         Performance Values
  ----------------------------  ------------------  -------------------  -----------------  --------------------
  Copper-Grade A                      33.333%            4,279.00             4,492.95            1.66665%
  Primary Nickel                      33.333%           15,670.00            13,319.50           -4.99995%
  Special High-Grade Zinc             33.333%            1,638.50             1,719.90            1.66665%
                                                                                            --------------------
                                                                                                 -1.66665%

Supplemental redemption amount per note    =    $1,000   x   -1.66665% (less than zero)     x 100%    = $0

     In the above example, the average spot prices of two of the basket commodities-- copper and zinc (with a combined weighting of 66.666% of the basket)--are each 5% higher than their respective forward prices, but the average spot price of nickel is 15% lower than its forward price. Accordingly, although two of the basket commodities have positive performance values, the negative performance value of the third basket commodity offsets those positive performance values and the basket performance factor is negative. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $1,000 principal amount.

     You can review a table of the historical spot prices of each of the basket commodities for each calendar quarter in the period from January 1, 2001 through July 13, 2006 and related graphs and a graph of the historical performance of the basket, based on spot prices only, for the period from January 1, 2001 through July 13, 2006 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of
Notes--Historical Information" and "--Historical Graph." You cannot predict the future performance of the spot prices for the basket commodities on the basis of their historical performance nor whether the average spot prices at maturity for any basket commodity will be greater than their respective five year forward prices, as determined on the pricing date. We cannot give you any assurance that, at maturity, the basket performance factor will be greater than zero so that you receive a supplemental redemption amount.

                                                          PS-9
========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket commodities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of ordinary debt securities in that we will
the notes do not pay interest    not pay interest on the notes. Because of the variable nature of the supplemental redemption amount due at maturity, which may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the weighted performance of the average spot prices of a basket of commodities at maturity relative to their five year forward prices, as determined by the calculation agent on the pricing date.

The notes may not pay more       If the basket performance factor is zero or less, no supplemental redemption amount
than the principal amount at     will be paid, and you will receive only the principal amount of $1,000 for each
maturity                         note you hold at maturity.

The notes will not be listed     The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes.  MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS &
                                 Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will   Several factors, some of which are beyond our control, will influence the value of
be influenced by many            the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market, including:

                                 o    the degree and direction of any difference between the market's expectation of spot prices for the basket commodities at maturity and their five year forward price as of the pricing date,

                                 o    the price of each of the basket commodities at any time and, in particular, during the averaging period,

                                 o    the volatility (frequency and magnitude of changes in value) of the basket commodities,

                                 o    trends of supply and demand for the basket commodities, at any time,

                                 o    interest and yield rates in the market,

                                 o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket commodities or commodities markets generally and that may affect the final average prices,

                                 o    the time remaining to the maturity of the notes, and

                                 o    our creditworthiness.

                                                         PS-10
========================================================================================================================

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier averaging dates the prices for certain or all of the commodities in the basket are at, below or not sufficiently above their respective forward prices or if market interest rates rise.

                                 You cannot predict the future performance of the basket commodities based on their historical performance, nor can you predict the degree or direction of the difference, if any, between the five year forward prices for the basket commodities as determined on the pricing date and their average spot prices as determined at maturity. We cannot guarantee that the average spot prices for the basket commodities at maturity will exceed their five year forward prices, as determined on the pricing date, so that the basket performance factor is positive and you receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase notes in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The five year forward price      The respective five year forward prices for the basket commodities represent an
for the basket commodities       expectation, as determined by the calculation agent, of the spot price of such basket
represents an expectation of     commodity in five years. We expect the five year forward price for each basket
the spot price for the basket    commodity, determined by the calculation agent, to be significantly less than the spot
commodities at maturity          price for each such basket commodity as of the pricing date, indicating that the market expects that the spot prices of the basket commodities will decline in five years, coinciding with the averaging period at maturity of the notes. You will only receive a supplemental redemption amount if the average spot prices for the basket commodities at maturity are greater than their respective five year forward prices, as determined by the calculation agent on the pricing date.

Prices for the basket            Investments, such as the notes, linked to the prices of commodities, are considered
commodities may change           speculative, and prices for commodities, and related contracts may fluctuate
unpredictably and affect the     significantly over short periods for a variety of factors, including: changes in
value of the notes in            supply and demand relationships, governmental programs and policies, national and
unforeseeable ways               international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, pestilence, technological change, weather, and agricultural, trade fiscal, monetary and exchange control policies. The price volatility of each basket commodity also affects the value of the forwards and forward contracts related to that commodity and therefore its price at any such time. These factors may affect the spot prices of the basket commodities and may cause the spot prices for basket commodities to move in inconsistent directions and at inconsistent rates which will affect the value of your notes in varying ways.

                                                         PS-11
========================================================================================================================

Specific commodities prices      Copper-Grade A
are volatile and are affected
by numerous factors specific     The price of copper is primarily affected by the global demand for and supply of
to each market                   copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper.
                                 Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for
                                 Economic Cooperation and Development countries.  In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

                                 Primary Nickel

                                 The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications.
                                 Their availability and price will also affect demand for nickel.  Nickel supply is dominated by Canada and the Commonwealth of Independent States (the "CIS"). Exports
                                 from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for nickel in the early 1990s tended to discourage such investments.

                                 Special High-Grade Zinc

                                 The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand.
                                 The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and
                                 Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments.

                                                         PS-12
========================================================================================================================

Changes in the value of one or   Price movements in the basket commodities may not correlate with each other. At a time
more of the basket commodities   when the spot price of one or more of the basket commodities is trending upwards from
may offset each other            its five year forward price, the spot price of one or more of the other basket commodities may be converging towards or trending below its five year forward price.
                                 Therefore, in calculating the basket performance factor, increases by the average spot price at maturity for one or more basket commodities relative to their respective five year forward prices may be moderated, or wholly offset, by increases of smaller degrees or decreases for one or more of the other basket commodities.

                                 You can review a table of the historical spot prices of each of the basket commodities for each calendar quarter in the period from January 1, 2001 through July 13, 2006 and related graphs and a graph of the historical performance of the basket, based on spot prices only, for the period from January 1, 2001 through July 13, 2006 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of Notes--Historical Information" and
                                 "--Historical Graph." The historical spot prices and historical spot price performance of the basket commodities should not be taken as an indication of future performance of the spot prices. We cannot give you any assurance the average spot prices at maturity for the basket commodities, as weighted within the basket, will be greater than their five year forward prices, as determined on the pricing date, so that the basket performance factor is greater than zero and you receive any supplemental redemption amount.

The basket performance factor    The basket performance factor is capped at 100%. Accordingly, you will not participate
is capped at 100%                in the aggregate weighted performance of the average spot prices of the basket commodities at maturity relative to their five year forward prices, as determined by the calculation agent on the pricing date, in excess of this 100% cap. The maximum payment per note you can receive at maturity is $1,950 to $2,050, depending on the actual participation rate, which will be determined on the pricing date.

Suspension or disruptions of     The commodity markets are subject to temporary distortions or other disruptions due to
market trading in the basket     various factors, including the lack of liquidity in the markets, the participation of
commodities and related          speculators and government regulation and intervention. In addition, some exchanges
futures markets may adversely    have regulations that limit the amount of fluctuation in futures contract prices which
affect the value of the notes    may occur during a single business day. These limits are generally referred to as
                                 "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the basket commodities and, therefore, the value of the notes.

There are risks relating to      The average spot prices of the basket commodities will be determined by reference to
the trading of the basket        the official per metric ton closing U.S. dollar cash bid prices contracts traded on the
commodities on the London        London Metal Exchange, which we refer to as the LME. The LME is a principals' market
Metal Exchange                   which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a

                                                         PS-13
========================================================================================================================

                                 contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 27 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur during the averaging period, the per metric ton U.S. dollar cash bid prices used to determine the average spot price of each basket commodity, and consequently the supplemental redemption amount, could be adversely affected.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will determine the five year forward price for each basket commodity, the average spot price for each basket commodity, the basket commodities' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any price in the event of a discontinuance of reporting of a basket commodity, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                 "Description of Notes--Market Disruption Event" "-- Averaging Dates and Determination
                                 of Spot Prices" and "--Fallback Reference Dealer Determination."

                                 In addition, the LME does not trade futures contracts on copper, nickel or zinc for delivery in more than 27 months, which means that there is no established liquid futures market for five year contracts on copper, nickel or zinc. Accordingly, the five year forward price for each of the basket commodities that will be used to determine the amount payable at maturity is not based on an established futures market for five year forward contracts, but determined in the calculation agent's own discretion. The calculation agent's determination of such five year forward prices may be different from, or may not correlate with, any other calculation of such five year forward prices or any implied or extrapolated five year forward prices based on the LME or any other futures market for the basket commodities. Further, the calculation agent's determination of such five year forward prices on the pricing date may solely be for the purposes of this note, and the calculation agent may, in its sole discretion, determine other and differing five year forward prices for the basket commodities at different times on the pricing date or on any other dates for other purposes and reasons.

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes.  The subsidiaries through which we hedge our obligations under the notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will carry out hedging activities related to the
by the calculation agent and     notes (and possibly to other instruments linked to the basket commodities), including
its affiliates could             trading in futures and options contracts on the basket commodities, as well as in other
potentially adversely affect     instruments related to the basket commodities. MS & Co. and some of our other
the prices of the basket         subsidiaries also trade the basket commodities and other financial instruments related
commodities                      to the basket commodities on a regular basis as part of their general

                                                         PS-14
========================================================================================================================

                                 commodity trading, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the day we price the notes for initial sale to the public could potentially increase the forward prices for the basket commodities and, as a result, could increase the spot prices at which the basket commodities must close on each trading day of the averaging period before you receive a payment at maturity that exceeds the principal amount on the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the prices of the basket commodities, including the prices on each trading day of the averaging period, and, accordingly, the amount of cash you will receive upon a sale of the notes or at maturity.

The notes will be treated as     The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt          income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal     "Description of Notes -- United States Federal Income Taxation."  Under this
income tax purposes              treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes.
                                 In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read the section of this pricing supplement called "Description of Notes -- United
                                 States Federal Income Taxation" and, specifically the sections called "United
                                 States Federal Taxation -- Tax Consequences to U.S. Holders -- Notes -- Notes Linked
                                 to Commodity Prices, Single Securities, Baskets of Securities or Indices" and
                                 "United States Federal Taxation -- Tax Consequences to U.S. Holders -- Backup
                                 Withholding and Information Reporting" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes -- United States Federal Income Taxation -- Non-U.S.
                                 Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-15
========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Commodity-Linked Capital-Protected Notes Due August 5,
2011, Based on the Performance of the Spot Prices of a Basket of Three Commodities Relative to their Five Year Forward
Prices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal
  Amount...................   $

Original Issue Date
  (Settlement Date)........           , 2006

Maturity Date..............   August 5, 2011

Pricing Date...............              , 2006,  the day we price the Notes for initial  sale to the public.

Interest Rate..............   None

Specified Currency.........   U.S. dollars

CUSIP Number...............   617446ZQ5

Minimum Denominations......   $1,000

Issue Price................   $1,000 (100%)

Basket.....................   The following table sets forth the Basket Commodities, the Reuters Page for each Basket
                              Commodity and the Basket Weighting of each Basket Commodity:

                                                                                      Basket
                                      Basket Commodity            Reuters Page      Weighting
                              ----------------------------------  -------------    -----------
                              Copper-Grade A ("copper")               MTLE           33.333%
                              Primary Nickel ("nickel")               MTLE           33.333%
                              Special High-Grade Zinc ("zinc")        MTLE           33.333%

Maturity Redemption
  Amount...................   At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the
                              $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the
                              Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                              We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                              Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or
                              Certificated Note" below, and see "Forms of Securities--The Depositary" in the prospectus.

                                                         PS-16
========================================================================================================================

Supplemental Redemption
  Amount...................   The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the Basket Performance
                              Factor times (iii) the Participation Rate; provided that the Supplemental Redemption
                              Amount will not be less than zero. The Calculation Agent will calculate the Supplemental
                              Redemption Amount on the final Averaging Date.

Basket Performance
  Factor...................   The Basket Performance Factor is the lesser of (i) 100% and (ii) a percentage that is the sum of the performance values, whether positive or negative, for each of the Basket
                              Commodities, as described by the following formula:

                                                               Copper Performance Value
                                                                          +
                                                               Nickel Performance Value
                                                                          +
                                                                Zinc Performance Value

Participation Rate.........   The Participation Rate is expected to be 95% to 105%. We will determine the Participation
                              Rate on the Pricing Date.

Copper Performance Value...   The Copper Performance Value is (i) a fraction, the numerator of which will be the Average
                              Copper Spot Price minus the Copper Forward Price and the denominator of which will be the
                              Copper Forward Price, times (ii) the Copper Basket Weighting. The Copper Performance Value
                              is described by the following formula, and will be determined on the applicable final
                              Averaging Date:

                                          (Average Copper Spot Price - Copper Forward Price)
                                          --------------------------------------------------     x     .33333
                                                          Copper Forward Price

Copper Forward Price.......                 ` , the per metric ton five year forward price for copper, as determined by the Calculation Agent on the Pricing Date.

Average Copper Spot
  Price....................   The arithmetic average of the official per metric ton closing cash bid prices of copper on the Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" (or, if the Relevant Exchange is not the London Metal
                              Exchange ("LME"), another appropriate Reuters Page or heading reflecting such Relevant
                              Exchange, as determined by the Calculation Agent) on each of the Averaging Dates (each a
                              "Copper Spot Price"), as calculated by the Calculation Agent on the final applicable
                              Averaging Date, subject to the occurrence of a Market Disruption Event as described below in "--Averaging Dates and Determination of Spot Prices."

Nickel Performance Value...   The Nickel Performance Value is (i) a fraction, the numerator of which will be the Average
                              Nickel Spot Price minus the Nickel Forward Price and the denominator of which will be the
                              Nickel Forward Price, times (ii) the Nickel Basket Weighting. The Nickel Performance Value
                              is described by the following formula, and will be determined on the applicable final
                              Averaging Date:

                                         (Average Nickel Spot Price - Nickel Forward Price)
                                         --------------------------------------------------     x     .33333
                                                           Nickel Forward Price

                                                         PS-17
========================================================================================================================

Nickel Forward Price.......              , the per metric ton five year forward price for nickel, as determined by the
                              Calculation Agent on the Pricing Date.

Average Nickel Spot
  Price....................   The arithmetic average of the official per metric ton closing cash bid prices of nickel on the Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" (or, if the Relevant Exchange is not the LME, another appropriate Reuters Page or heading reflecting such Relevant Exchange, as determined by the Calculation Agent) on each of the Averaging Dates(each a "Nickel Spot Price"), as calculated by the Calculation Agent on the final applicable Averaging Date, subject to the occurrence of a Market Disruption Event as described below in "--Averaging Dates and
                              Determination of Spot Prices."

Zinc Performance Value.....   The Zinc Performance Value is (i) a fraction, the numerator of which will be the Average
                              Zinc Spot Price minus the Zinc Forward Price and the denominator of which will be the Zinc
                              Forward Price, times (ii) the Zinc Basket Weighting. The Zinc Performance Value is
                              described by the following formula, and will be determined on the applicable final
                              Averaging Date:

                                          (Average Zinc Spot Price - Zinc Forward Price)
                                          ----------------------------------------------       x    .33333
                                                        Zinc Forward Price

Zinc Forward Price.........                 , the per metric ton five year forward price for zinc, as determined by the
                              Calculation Agent on the Pricing Date.

Average Zinc Spot Price....   The arithmetic average of the official per metric ton closing cash bid prices of zinc on the Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" (or, if the Relevant Exchange is not the LME, another appropriate Reuters Page or heading reflecting such Relevant Exchange, as determined by the Calculation Agent) on each of the Averaging Dates (each a "Zinc Spot Price"), as calculated by the Calculation Agent on the final applicable Averaging Date, subject to the occurrence of a Market Disruption Event as described below in "--Averaging Dates and
                              Determination of Spot Prices."

Spot Prices................   The Copper Spot, the Nickel Spot Price and the Zinc Spot Price, each as determined on any
                              Averaging Date.

Averaging Period...........   The period from and including July 1, 2011 to and including July 29, 2011.

Averaging Dates and
  Determination of Spot
  Prices...................   With respect to each Basket Commodity separately, each of the 21 Trading Days during the
                              Averaging Period on which no Market Disruption Event occurs; provided that, if a Market
                              Disruption Event occurs on any Averaging Date with respect to any Basket Commodity (a
                              "Non-averaging Date"), then no Spot Price with

                                                         PS-18
========================================================================================================================

                              respect to such Basket Commodity shall be determined for such date and the Calculation
                              Agent will instead determine the Spot Price for such Non-averaging Date on the next succeeding Averaging Date for such Basket Commodity on which no Market Disruption Event occurs (regardless of whether such date is already an Averaging Date for such Basket
                              Commodity or any other Basket Commodity); provided further that if four successive
                              Non-averaging Dates occur, the Calculation Agent shall determine a Spot Price on the next succeeding Trading Day notwithstanding the occurrence of a Market Disruption Event on such
                              Trading Day. If the Calculation Agent must determine a Spot Price on such Trading Day notwithstanding the occurrence of a Market Disruption Event, it shall do so in accordance with "--Fallback Reference Dealer Determination" below, and such Spot Price as so determined shall be the Spot Price for the purposes of each of the four preceding
                              Non-averaging Dates. With respect to any Basket Commodity, in the event fewer than the remaining required Averaging Dates for such Basket Commodity remain before and including the final Averaging Date due to Market Disruption Events or otherwise, the final Averaging
                              Date for such Basket Commodity will be postponed by up to four scheduled Trading Days, as applicable.

Trading Day................   For each Basket Commodity, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange.

Book Entry Note or
  Certificated Note........   Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                              Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                              Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note........   Senior

Trustee....................   JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent......................   Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page...............   The display page so designated on the Reuters Monitor Money Rates Service ("Reuters") or
                              any other display page that may replace that display page on Reuters and any successor service thereto.

                                                         PS-19
========================================================================================================================

Fallback Reference Dealer
  Determination............   The Calculation Agent will determine the relevant Basket Commodity's price by requesting the principal office of each of the four leading dealers in the relevant Basket Commodity market, selected by the Calculation Agent, to provide a quotation for the relevant Basket
                              Commodity's price. If at least three such quotations are provided as requested, the relevant Basket Commodity's price shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the relevant Basket Commodity's price shall be determined by the Calculation Agent in its sole and absolute discretion
                              (acting in good faith) taking into account any information that it deems relevant. If any relevant Basket Commodity's price as quoted on its respective Reuters Page is modified so that such price is a fraction of what it would have been if it had not been modified
                              (e.g., if the per metric ton closing price is adjusted to account for a different per unit size), then the Calculation Agent will adjust such price in order to arrive at a price as if it had not been modified (e.g., as if such unit size had not changed).

Market Disruption Event....   Market Disruption Event means, with respect to any Basket Commodity, any of a Price Source
                              Disruption, Trading Suspension, Disappearance of Commodity Reference Price, Tax Disruption
                              or a Trading Limitation. A Market Disruption Event with respect to one or more of the
                              Basket Commodities will not constitute a Market Disruption Event for the other Basket
                              Commodities.

Price Source Disruption....   Price Source Disruption means either (i) the failure of Reuters to announce or publish the relevant price specified in this pricing supplement for the relevant Basket Commodity or
                              (ii) the temporary or permanent discontinuance or unavailability of the Reuters Page.

Trading Suspension.........   Trading Suspension means with respect to a Basket Commodity, the material suspension of trading in a Basket Commodity or futures contracts related to such Basket Commodity on the
                              Relevant Exchange for such Basket Commodity.

Disappearance of Commodity
  Reference Price..........   Disappearance of Commodity Reference Price means with respect to a Basket Commodity, either (i) the failure of trading to commence, or the permanent discontinuance of trading, in such Basket Commodity or futures contracts related to such Basket Commodity on the
                              Relevant Exchange for such Basket Commodity or (ii) the disappearance of, or of trading in, the relevant Basket Commodity.

Tax Disruption.............   Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a Basket Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or

                                                         PS-20
========================================================================================================================

                              lower the price on any day that would otherwise be an Averaging Date from what it would have been without that imposition, change or removal.

Trading Limitation.........   Trading Limitation means a material limitation imposed on trading in such Basket Commodity on the Relevant Exchange for such Basket Commodity.

Relevant Exchange..........   Relevant Exchange means initially, with respect to a Basket Commodity, the LME provided that if such Relevant Exchange is no longer the principal exchange or trading market for such Basket Commodity, such exchange or principal trading market for such Basket Commodity which serves as the source of prices for such Basket Commodity and any principal exchanges where options or futures contracts on such commodities are traded, as determined by the
                              Calculation Agent.

Alternate Exchange
  Calculation in Case of an
  Event of Default.........   In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the
                              Notes (the "Acceleration Amount") will equal $1,000 principal amount per Note plus the
                              Supplemental Redemption Amount, if any, calculated as though the Spot Prices for any
                              Averaging Date(s) scheduled to occur on or after such date of acceleration were the Spot
                              Prices on the date of acceleration.

                              If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                              Trustee at its New York office, on which notice the Trustee may conclusively rely, and to
                              DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent..........   MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                              All calculations with respect to the Spot Prices, the Basket Performance Factor and the
                              Supplemental Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward
                              (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655);
                              and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward. Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect

                                                         PS-21
========================================================================================================================

                              to certain determinations and judgments that the Calculation Agent must make in determining the Spot Prices, the Basket Performance Factor, the Supplemental Redemption
                              Amount or whether a Market Disruption Event has occurred. See "--Market Disruption Event"
                              and "--Fallback Reference Dealer Determination" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information.....   The following tables set forth the published high, low and end of quarter spot prices for each of the Basket Commodities for each calendar quarter from January 1, 2001 to July 13,
                              2006. The graphs following each Basket Commodity's price table set forth the historical spot price performance of each respective Basket Commodity for the period January 1, 2001 to July 13, 2006. On July 13, 2006, the official per metric ton closing cash bid prices for copper, nickel and zinc were $8,000.00, $28,795.00 and $3,520.50 respectively. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. In addition, the official per metric ton closing cash bid prices published by Bloomberg Financial Markets may differ from the official per metric ton closing cash bid prices as determined on the applicable Reuters page pursuant to "Average Copper Spot Price" "Average Nickel Spot Price" or "Average Zinc Spot Price"
                              above. We will not use Bloomberg Financial Markets to determine the applicable prices.

                              On July 13, 2006, the per metric ton five year forward price, as determined by the
                              Calculation Agent, for copper, nickel and zinc were $4,279.00, $15,670.00 and $1,638.00 respectively.

                              The historical spot prices and historical spot price performance of the Basket Commodities should not be taken as an indication of future performance of the Spot Prices. Further, your return at maturity is based on the aggregate weighted percentage, if any, by which the average spot prices for the Basket Commodities at maturity exceeds the five year forward prices for the Basket Commodities, as determined on the Pricing Date. The historical performance of the closing cash bid prices for the Basket Commodities, as set out below, is not an indication of the future performance of the Spot Prices nor whether the average Spot Prices at maturity will be greater than their respective five year forward prices, as determined on the Pricing Date.

                                                         PS-22
========================================================================================================================

                                                           Copper-Grade A
                                         Historical High, Low and Period End Closing Prices
                                               January 1, 2001 through July 13, 2006

                                                             High          Low       Period End
                                                           --------      --------    ----------
                              2001
                              First Quarter..........      1,837.00      1,664.50     1,666.00
                              Second Quarter.........      1,730.00      1,550.50     1,550.50
                              Third Quarter..........      1,573.00      1,403.00     1,424.00
                              Fourth Quarter ........      1,540.50      1,319.00     1,462.00
                              2002
                              First Quarter..........      1,650.50      1,421.00     1,623.00
                              Second Quarter.........      1,689.50      1,551.00     1,654.00
                              Third Quarter..........      1,667.50      1,434.50     1,434.50
                              Fourth Quarter.........      1,649.50      1,429.00     1,536.00
                              2003
                              First Quarter..........      1,728.00      1,544.50     1,587.50
                              Second Quarter.........      1,711.50      1,564.00     1,644.00
                              Third Quarter..........      1,824.50      1,638.00     1,794.00
                              Fourth Quarter.........      2,321.00      1,790.50     2,321.00
                              2004
                              First Quarter..........      3,105.50      2,337.00     3,067.50
                              Second Quarter.........      3,170.00      2,554.00     2,664.50
                              Third Quarter..........      3,140.00      2,700.00     3,140.00
                              Fourth Quarter.........      3,287.00      2,835.00     3,279.50
                              2005
                              First Quarter..........      3,424.50      3,072.00     3,408.00
                              Second Quarter.........      3,670.00      3,113.00     3,597.00
                              Third Quarter..........      3,978.00      3,444.00     3,949.00
                              Fourth Quarter.........      4,650.00      3,905.00     4,584.50
                              2006
                              First Quarter..........      5,527.50      4,537.00     5,340.00
                              Second Quarter.........      8,788.00      5,561.00     7,501.00
                              Third Quarter
                                 (through July 13,
                                 2006)...............      8,233.00      7,375.00     8,000.00

                                                         PS-23
========================================================================================================================

                                                           Primary Nickel
                                       Historical High, Low and Period End Settlement Prices
                                               January 1, 2001 through July 13, 2006

                                                             High          Low       Period End
                                                           --------      --------    ----------
                              2001
                              First Quarter..........      7,355.00      5,890.00     5,890.00
                              Second Quarter.........      7,535.00      5,830.00     6,060.00
                              Third Quarter..........      6,090.00      4,770.00     4,870.00
                              Fourth Quarter ........      5,770.00      4,420.00     5,680.00
                              2002
                              First Quarter..........      6,860.00      5,625.00     6,710.00
                              Second Quarter.........      7,440.00      6,495.00     7,080.00
                              Third Quarter..........      7,725.00      6,305.00     6,450.00
                              Fourth Quarter.........      7,565.00      6,445.00     7,100.00
                              2003
                              First Quarter..........      9,105.00      7,210.00     7,940.00
                              Second Quarter.........      9,550.00      7,710.00     8,395.00
                              Third Quarter..........     10,325.00      8,330.00    10,220.00
                              Fourth Quarter.........     16,670.00     10,250.00    16,650.00
                              2004
                              First Quarter..........     17,770.00     12,200.00    13,885.00
                              Second Quarter.........     15,330.00     10,530.00    14,990.00
                              Third Quarter..........     15,980.00     12,050.00    15,100.00
                              Fourth Quarter.........     16,595.00     12,685.00    15,205.00
                              2005
                              First Quarter..........     16,565.00     14,035.00    16,250.00
                              Second Quarter.........     17,750.00     14,520.00    14,700.00
                              Third Quarter..........     15,600.00     13,410.00    13,600.00
                              Fourth Quarter.........     14,120.00     11,500.00    13,380.00
                              2006
                              First Quarter..........     15,340.00     13,505.00    15,165.00
                              Second Quarter.........     23,100.00     15,600.00    22,275.00
                              Third Quarter
                                 (through July 13,
                                 2006)...............     29,600.00     22,690.00    28,795.00

                                                         PS-24
========================================================================================================================

                                                      Special High-Grade Zinc
                                         Historical High, Low and Period End Closing Prices
                                               January 1, 2001 through July 13, 2006

                                                              High          Low       Period End
                                                            --------      --------    ----------
                              2001
                              First Quarter...........      1,053.00       977.00       977.00
                              Second Quarter..........        988.50       870.00       870.00
                              Third Quarter...........        869.00       767.50       782.00
                              Fourth Quarter .........        810.50       732.50       767.50
                              2002
                              First Quarter...........        842.50       759.00       825.50
                              Second Quarter..........        829.00       745.50       796.50
                              Third Quarter...........        829.00       725.50       735.50
                              Fourth Quarter..........        823.50       737.50       749.50
                              2003
                              First Quarter...........        810.50       755.00       763.00
                              Second Quarter..........        809.00       741.00       783.50
                              Third Quarter...........        863.00       781.00       825.00
                              Fourth Quarter..........      1,008.00       834.00     1,008.00
                              2004
                              First Quarter...........      1,155.50     1,002.00     1,086.50
                              Second Quarter..........      1,125.00       967.00       967.00
                              Third Quarter...........      1,079.00       943.00     1,079.00
                              Fourth Quarter..........      1,270.00     1,004.50     1,270.00
                              2005
                              First Quarter...........      1,430.00     1,197.50     1,349.00
                              Second Quarter..........      1,365.50     1,216.00     1,223.00
                              Third Quarter...........      1,439.00     1,165.00     1,411.00
                              Fourth Quarter..........      1,915.00     1,405.00     1,915.00
                              2006
                              First Quarter...........      2,690.50     2,690.50     2,690.50
                              Second Quarter..........      3,990.00     2,710.00     3,260.00
                              Third Quarter
                                 (through July 13,
                                 2006)................      3,590.50     3,222.00     3,520.50

                                                         PS-25
========================================================================================================================

Historical Graph...........   The following graph sets forth the composite historical performance of the spot prices for all Basket Commodities as published by Bloomberg Financial Markets (assuming that each of the Basket Commodities is weighted as described in "--Basket" above at July 13, 2006). The graph covers the period from January 1, 2001 through July 13, 2006. The graph does not attempt to show the Basket Performance Factor for the Notes nor your expected return on an investment in the Notes. It does not take into account the historical performance of the five year forward prices for the Basket Commodities nor the Participation Rate on the
                              Notes. The historical performance of the spot prices should not be taken as an indication of the future performance of the Basket Performance Factor.

Use of Proceeds and
  Hedging..................   The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the
                              Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                              On or prior to the day we price the Notes for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the
                              Notes by taking

                                                         PS-26
========================================================================================================================

                              positions in the Basket Commodities, in futures or options contracts on the Basket
                              Commodities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the five year forward price of each of the
                              Basket Commodities, and, therefore, the Spot Prices required during the Averaging Period before you would receive at maturity a payment that exceeds the principal amount of the
                              Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Averaging Dates, by purchasing and selling the Basket Commodities or futures or options contracts on the Basket Commodities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Averaging Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Commodities and, therefore, adversely affect the value of the Basket Commodities on the Averaging
                              Dates or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.............   Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession
                              not in excess of    % per Note to other dealers, which may include Morgan Stanley & Co.
                              International Limited and Bank Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                              We expect to deliver the Notes against payment therefor in New York, New York on         ,
                              2006, which will be the          scheduled Business Day following the date of this pricing
                              supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

                              In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the
                              Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely

                                                         PS-27
========================================================================================================================

                              to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes.
                              Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes.
                              The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging"
                              above.

                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the
                              United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                              Brazil

                              The Notes have not been and will not be registered with the Comissao de Calores
                              Mobiliarios (The Brazilian Securities Commission). The Notes may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

                              Chile

                              The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the
                              Notes or distribution of this pricing supplement or the accompanying prospectus

                                                         PS-28
========================================================================================================================

                              supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              No action has been taken to permit an offering of the Notes to the public in Hong Kong as the Notes have not been authorized by the Securities and Futures Commission of Hong Kong
                              and, accordingly, no advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the
                              Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

                              Mexico

                              The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              The Agent and each dealer represent and agree that they will not offer or sell the Notes nor make the Notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the
                              Notes, whether directly or indirectly, to persons in Singapore other than:

                              (a) an institutional investor (as defined in section 4A of the Securities and Futures Act
                              (Chapter 289 of Singapore (the "SFA"));

                              (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

                              (c) a person who acquires the Notes for an aggregate consideration of not less than
                              Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

                              (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

                                                         PS-29

ERISA Matters for Pension
  Plans and Insurance
  Companies................   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                              Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                              Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                              within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                              (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the
                              "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions
                              ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23
                              (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset
                              Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE
                              96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Notes on behalf of or with "plan assets" of any

                                                         PS-30
========================================================================================================================

                              Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or
                              Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                              Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                              Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of
                              ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation..........   In the opinion of Davis Polk & Wardwell, our counsel, the Notes will be treated as
                              "contingent payment debt instruments" for U.S. federal income tax purposes, subject to the conditions and limitations set forth in the accompanying prospectus supplement in the section called "United States Federal Taxation."

                              U.S. Holders

                              Please read the discussions in the sections called "United States Federal Taxation -- Tax
                              Consequences to U.S. Holders -- Notes -- Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices" and "United States Federal Taxation -- Tax
                              Consequences to U.S. Holders -- Backup Withholding and Information Reporting" of the
                              accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Notes. The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the "Tax Disclosure Sections."

                              In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, even though no stated interest will be paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, as discussed in the accompanying

                                                         PS-31
========================================================================================================================

                              prospectus supplement. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                              The rate of accrual of OID on the Notes is the "comparable yield" as described in the Tax
                              Disclosure Sections of the accompanying prospectus supplement. If the Notes were priced on
                              July 14, 2006, the comparable yield would be an annual rate of 5.6808% compounded semi-annually. Based on the comparable yield set forth above, the "projected payment schedule" for a Note (assuming an issue price of $1,000) consists of a projected amount equal to $1,324.42 due at maturity. However, the comparable yield and the projected payment schedule of the Notes will be determined on the Pricing Date and may be different than the comparable yield and the projected payment schedule set forth above. The actual comparable yield and the projected payment schedule of the Notes as of the Pricing Date will be provided in the final pricing supplement.

                              Based on the comparable yield set forth above, the following table states the amount of
                              OID that will be deemed to have accrued with respect to a Note for each accrual period
                              (assuming a day count convention of 30 days per month and 360 days per year):

                                                                     OID        TOTAL OID DEEMED
                                                                  DEEMED TO     TO HAVE ACCRUED
                                                                ACCRUE DURING    FROM ORIGINAL
                                                                   ACCRUAL      ISSUE DATE (PER
                                                                 PERIOD (PER    NOTE) AS OF END
                                       ACCRUAL PERIOD               NOTE)      OF ACCRUAL PERIOD
                              -------------------------------- -------------- -------------------
                              Original Issue Date through
                                 December 31, 2006..........        $23.6700        $23.6700
                              January 1, 2007 through
                                 June 30, 2007..............        $29.0763        $52.7463
                              July 1, 2007 through
                                 December 31, 2007..........        $29.9022        $82.6485
                              January 1, 2008 through
                                 June 30, 2008..............        $30.7515       $113.4000
                              July 1, 2008 through
                                 December 31, 2008..........        $31.6250       $145.0250
                              January 1, 2009 through
                                 June 30, 2009..............        $32.5233       $177.5483
                              July 1, 2009 through
                                 December 31, 2009..........        $33.4471       $210.9954
                              January 1, 2010 through
                                 June 30, 2010..............        $34.3971       $245.3925
                              July 1, 2010 through
                                 December 31, 2010..........        $35.3741       $280.7666
                              January 1, 2011 through
                                 June 30, 2011..............        $36.3789       $317.1455
                              July 1, 2011 through
                                 August 5, 2011.............         $7.2746       $324.4201

                                                         PS-32
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                              This table will be updated in the final pricing supplement using the actual comparable yield determined on the Pricing Date.

                              The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                              Non-U.S. Holders

                              If you are a non-U.S. investor, please read the discussions under "United States Federal
                              Taxation -- Tax Consequences to Non-U.S. Holders" in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Notes. Non-U.S. investors should also note that the discussion in the accompanying prospectus supplement does not address the tax consequences to non-U.S.
                              investors for whom income or gain in respect of the Notes is effectively connected with a trade or business in the United States. Such non-U.S. investors should consult their own tax advisors regarding the potential tax consequences of investing in the Notes.

                              You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-33
========================================================================================================================